EXHIBIT 3.(i).4
                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                              Lucid Concepts, Inc.


Pursuant  to  the  provision  of  section  607.1006,   Florida  Statutes,   this
corporation adopts the following articles of amendment to its articles of incorporation:


FIRST: Amendment(s) adopted: (indicate article number(s) being amended, added or deleted)

Amended:


ARTICLE I.  NAME

           The name of the corporation shall be Clements Golden Phoenix Enterprises, Inc.: The principal place of business of this corporation shall be 277 Royal Poinciana Way, Suite 192, Palm Beach, FL 33480.


SECOND: If an amendment provides for an exchange, reclassification or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself, are as follows:

               n/a

THIRD:     The date of each amendment's adoption:      1/4/2000

FOURTH:    Adoption of Amendment(s) check one:

______ The amendment(s) was/were approved by the shareholders. The number of votes cast for the amendment(s) was/were sufficient for approval.

________ The amendment(s) was/were approved by the shareholders through voting groups.






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          The following  statements  must be separately  provided for each voting group entitled to vote separately on the amendment(s):

          "The number of votes cast for the amendment(s) was/were sufficient for approval by
                      -----------------------------------------------."
                                           (Voting Group)

___x___ The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

________  The  amendment(s)  was/were   adopted  by  the  incorporators  without
          shareholder action and shareholder action was not required.

           Signed this 4th day of January, 2000.

BY:        _________________________________________
           (By the Chairman or Vice Chairman of the Board of Directors, President, or other officer if adopted by the shareholders)
                               OR
           (By a director if adopted by the directors)
                               OR
           (By an incorporator if adopted by the incorporators)


/s/ Kevin Bell
---------------------
Kevin Bell,  President/Director
Typed or printed Name and Title